Exhibit T3A.1(b)

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.        The name of the limited liability company is                                                   AMERICAN PROPERTY ACQUISITION, LLC                                                                              .

2.        The Registered Office of the limited liability company in the State of Delaware is changed to 9 E. LOOCKERMAN STREET, SUITE 311                                                       (street), in the City of DOVER                     , Zip Code 19901                      . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is                      REGISTERED AGENT SOLUTIONS, INC.                                                          .

By:	/s/ Elizabeth Lee
Authorized Person

Name:	Elizabeth Lee
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 10:42 AM 01/30/2019 FILED 10:42 AM 01/30/2019 SR 20190592714 - File Number 6857348